UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2009 (February 26, 2009)

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	333-141128-05	98-0522138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 27, 2009, Freescale Semiconductor, Inc. (the “Company”), an indirect wholly-owned subsidiary of Freescale Semiconductor Holdings I, Ltd., issued a press release announcing the interim results of its pending note invitations to eligible holders of its Senior Floating Rate Notes due 2014, 9.125%/9.875% Senior PIK-Election Notes due 2014, 8.875% Senior Fixed Rate Notes due 2014 and 10.125% Senior Subordinated Notes due 2016 to participate as a lender in the new incremental term loans under the Company’s senior secured credit facility in an aggregate principal amount, together with incremental term loans payable as compensation, of up to $1,000,000,000. In addition, the Company announced that it had extended the early commitment date for all of the note invitations to the previously announced termination date, which is midnight, New York City time, on March 10, 2009, thereby extending the payment of the early note commitment consideration described in the Company’s February 10, 2009 press release until the expiration of the note invitations. A copy of the February 27, 2009 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press Release dated February 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

	By:	/s/ Dathan C. Voelter
	Name:	Dathan C. Voelter
	Title:	Assistant Secretary

Date: February 27, 2009

Exhibit Index

Exhibit Number	Description
99.1	Press release dated February 27, 2009